CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-53359, 333-46647, 333-20999, 333-109010, 333-131255, 333-124681, 333-123444 and 333-117078), Form S-4 (333-129279) and on Forms S-8 (Nos. 333-52957, 333-28427, 333-131171, 333-125311, 333-123446 and 333-14243) of Brandywine Realty Trust and its subsidiaries of our report dated March 16, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 16, 2006